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                                                                      Exhibit 24


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Gliatech Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Thomas O. Oesterling, Ph.D., Rodney E. Dausch, Michael
A. Zupon, Ph.D. and Thomas C. Daniels, and each of them, his true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for him and in his name, place and stead, to sign on his behalf as an officer or director of the Company a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933 concerning certain Common Stock of the Company to be offered in connection with the Company's (i) Amended and Restated 1989 Stock Option Plan, (ii) Amended and Restated 1995 Nonemployee Director Stock Option Plan and (iii) certain additional grants of stock options and to sign any and all amendments or post-effective amendments to such Registration Statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 19th day of May 1999.

/S/ Thomas O. Oesterling, Ph.D.                               /S/ Ronald D. Henriksen
-----------------------------------------------------         ---------------------------------
Thomas O. Oesterling, Ph.D.                                   Ronald D. Henriksen
Chief Executive Officer and                                   Director
Director (Principal Executive Officer)


/S/ Rodney E. Dausch                                          /S/ Irving S. Shapiro
-----------------------------------------------------         ---------------------------------
Rodney E. Dausch                                              Irving S. Shapiro
Executive Vice President and Chief Financial Officer          Director
(Principal Financial and Accounting Officer)


/S/ Robert P. Pinkas                                          /S/ John L. Ufheil
-----------------------------------------------------         ---------------------------------
Robert P. Pinkas                                              John L. Ufheil
Director                                                      Director


/S/ William A. Clarke                                         /S/ Theodore E. Haigler, Jr.
-----------------------------------------------------         ---------------------------------
William A. Clarke                                             Theodore E. Haigler, Jr.
Director                                                      Director


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